UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

MEDIACOM LLC

(Exact name of Registrant as specified in its charter)

New York	333-82124-01	06-1633421
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Mediacom Way

Mediacom Park, NY 10918

(Address of principal executive offices)

Registrant’s telephone number: (845) 443-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 19, 2016, Mediacom LLC repaid the entire $82.9 million balance of Term Loan E under its existing bank credit facility, which was scheduled to mature on October 23, 2017. This repayment was funded by borrowings of $82.9 million under Mediacom LLC’s existing revolving credit facility.

On May 19, 2016, Mediacom LLC made a cash distribution of $75.0 million to its parent, Mediacom Communications Corporation (“MCC”). The cash distribution was funded with borrowings under Mediacom LLC’s revolving credit facility. On the same date, MCC, in turn, contributed such cash distribution to Mediacom Broadband LLC, another wholly-owned subsidiary of MCC, which Mediacom Broadband LLC used to fund, in part, the repayment on May 19, 2016 of a certain term loan that was scheduled to mature on June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2016

Mediacom LLC

By:	/s/ Mark E. Stephan

Mark E. Stephan
Executive Vice President and
Chief Financial Officer